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                                                                    EXHIBIT 23.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



PacificAmerica Money Center, Inc.


Woodland Hills, California



     We hereby consent to the inclusion in Amendment No. 3 to the Form S-1 of our reports dated February 29, 1996 relating to the consolidated financial statements of Presidential Mortgage Company and Subsidiaries, Inc. and PacificAmerica Money Center, Inc.



     We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                          BDO SEIDMAN, LLP



Los Angeles, California


June 24, 1996